As filed with the Securities and Exchange Commission on April 4, 2005

Registration No. 333-96583

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

300 RadioShack Circle,

MS CF3-203

Fort Worth, Texas 76102

817-415-3700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

M.C. Hill, Esq.	COPIES TO:
Senior Vice President,	John P. Clarson, Esq.
Chief Administrative Officer,	Assistant Corporate Secretary
Secretary and General Counsel	RadioShack Corporation
RadioShack Corporation	300 RadioShack Circle,
300 RadioShack Circle,	MS CF4-101
MS CF3-203	Fort Worth, Texas 76102
Fort Worth, Texas 76102	(817) 415-2988
817-415-3924	Fax: (817) 415-6593

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public:

Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

RadioShack Corporation, a Delaware corporation (the “Company”), has completed its public offering of 225,000 shares of the Company’s common stock, par value $1.00 per share. In connection with this offering, the Company sold an aggregate of 2,271 shares of common stock. This Post-Effective Amendment No. 1 is filed to deregister the 222,729 shares of common stock that were not sold, as described above.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 4th day of April, 2005.

RADIOSHACK CORPORATION

By:	/s/ Leonard H. Roberts
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of April, 2005.

Signature	Title
/s/ Leonard H. Roberts	Chairman of the Board Chief Executive Officer and Director (Principal Executive Officer)
Leonard H. Roberts

/s/ David P. Johnson	Senior Vice President, Acting Chief Financial Officer and Controller (Principal Financial and Accounting Officer)
David P. Johnson

*	Director
Frank J. Belatti

President, Chief Operating Officer and Director
David J. Edmondson

*	Director
Ronald E. Elmquist

Director
Robert S. Falcone

Director
Daniel R. Feehan

*	Director
Richard J. Hernandez

*	Director
Lawrence V. Jackson

*	Director
Robert J. Kamerschen

Director
Gary M. Kusin

Director
H. Eugene Lockhart

*	Director
Jack L. Messman

*	Director
William G. Morton, Jr.

*	Director
Thomas G. Plaskett

*	Director
Edwina D. Woodbury

By:	* /s/ Leonard H. Roberts
Leonard H. Roberts, pursuant to power of attorney previously filed with the Securities and Exchange Commission